Exhibit 10.3

Execution Version

WARRANT

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), FROM REPUTABLE COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Borqs Technologies, Inc.

Warrant To Purchase Ordinary Shares

Warrant No.: [    ]

Date of Issuance: September 14, 2021 (“Issuance Date”)

Borqs Technologies, Inc., a company incorporated in the British Virgin Islands (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Esousa Holdings LLC, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Ordinary Shares (including any Warrants to Purchase Ordinary Shares issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), [           ] (subject to adjustment as provided herein), fully paid and non-assessable Ordinary Shares (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 16. This Warrant is one of the Warrants to purchase Ordinary Shares (the “SPA Warrants”) issued to Holder pursuant to that certain Securities Purchase Agreement, dated as of September 14, 2021, by and between the Company and the Holder (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. Within one (1) Trading Day following an exercise of this Warrant as aforesaid, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (in respect of such specific exercise, the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds if the Holder did not notify the Company in such Exercise Notice that such exercise was made pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate and issuance of a new Warrant certificate evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant certificate after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (the “Required Delivery Date”), the Company shall credit such aggregate number of Ordinary Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit/ Withdrawal at Custodian system. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant is greater than the number of Warrant Shares being acquired upon an exercise, then, at the request of the Holder and upon surrender hereof by the Holder at the principal office of the Company, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Ordinary Shares are to be issued upon the exercise of this Warrant, but rather the number of Ordinary Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes and fees which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.8682, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company fails to issue and credit the balance account of Holder or Holder’s nominee with DTC for such number of Warrant Shares so delivered to the Company, then, in addition to all other remedies available to Holder, at the sole discretion of Holder, the Company shall:

(i) pay in cash to Holder on each Trading Day after the Required Delivery Date that the issuance or credit of such Warrant Shares is not timely effected an amount equal to 1% of the product of (A) the number of Ordinary Shares not so delivered or credited (as the case may be) to Holder or Holder’s nominee multiplied by (B) the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding the Required Delivery Date; or

(ii) if on or after the Required Delivery Date, Holder (or any other Person in respect, or on behalf, of Holder) purchases (in an open market transaction or otherwise) Ordinary Shares (“Replacement Shares”) to deliver in satisfaction of a sale by Holder of all or any portion of the number of Ordinary Shares, or a sale of a number of Ordinary Shares equal to all or any portion of the number of Ordinary Shares, that Holder so anticipated receiving from the Company without any restrictive legend, then, within five (5) Trading Days after Holder’s request and in Holder’s sole discretion, either (A) pay cash to Holder in an amount equal to Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Replacement Shares (the “Buy-In Price”), at which point the Company’s obligation to credit Holder’s balance account shall terminate and such shares shall be cancelled, or (B) promptly honor its obligation to so credit Holder’s DTC account representing such number of Ordinary Shares that would have been so delivered if the Company timely complied with its obligations hereunder and pay cash to Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (1) such number of Ordinary Shares that the Company was required to deliver to Holder by the Required Delivery Date multiplied by (2) the lowest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date Holder purchased Replacement Shares and ending on the date of such delivery and payment under this clause (ii).

To the extent permitted by law, the Company’s obligations to issue and deliver the Ordinary Shares upon exercise of the Warrant in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of the Ordinary Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver the Ordinary Shares issuable upon exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), the Holder may in its sole discretion (and without limiting the Holder’s rights and remedies contained herein or in any of the other Transaction Documents (as defined in the Securities Purchase Agreement)), exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Ordinary Shares determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) / C

For purposes of the foregoing formulas:

A=	The total number of shares with respect to which this Warrant is then being exercised.

B=	The Black Scholes Value (as defined in Section 16 herein).

C=	The Closing Bid Price of the Ordinary Shares as of two (2) Trading Days prior to the time of such exercise (as such Closing Bid Price is defined in Section 16 herein), but in any event not less than $0.25 (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in Section 2(a) herein).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof (including, without limitation, the Net Number), the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed, provided that following such issuance to Holder such dispute shall be resolved in accordance with Section 13.

(f) Limitations on Exercises and Exchanges. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable or exchangeable by the Holder hereof to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 9.9% of the number of Ordinary Shares outstanding after giving effect to the issuance of Ordinary Shares issuable upon exercise of the Warrants calculated in accordance with Section 13(d) of the Exchange Act (the “Maximum Percentage”). To the extent the above limitation applies, the determination of whether this Warrant shall be exercisable or exchangeable (vis-à-vis other convertible, exercisable or exchangeable securities owned by the Holder or any of its affiliates) and of which such securities shall be exercisable or exchangeable (as among all such securities owned by the Holder) shall, subject to such Maximum Percentage limitation, be determined on the basis of the first submission to the Company for conversion, exercise or exchange (as the case may be). No prior inability to exercise or exchange this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability or exchangeability. For the purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the 1934 Act (as defined in the Securities Purchase Agreement) and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Warrant. The holders of Ordinary Shares shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Ordinary Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Business Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding, including by virtue of any prior conversion or exercise or exchange of convertible or exercisable or exchangeable securities into Ordinary Shares, including, without limitation, pursuant to this Warrant or securities issued pursuant to the Securities Purchase Agreement.

(g) Reservation of Shares; Insufficient Authorized Shares. The Company shall initially reserve out of its authorized and unissued Ordinary Shares a number of Ordinary Shares equal to 200% of the maximum number of Warrant Shares issuable to satisfy the Company’s obligations to issue Ordinary Shares hereunder, and the Company shall at all times keep reserved for issuance under this Warrant a number of Ordinary Shares equal to 200% of the maximum number of Warrant Shares issuable to satisfy the Company’s obligation to issue Ordinary Shares hereunder.

(h) Activity Restrictions. For so long as Holder holds this Warrant or any Warrant Shares, Holder will not:  (i) engage or participate in any actions, plans or proposals which relate to or would result in (a) acquiring additional securities of the Company, alone or together with any other Person, which would result in beneficially owning or controlling, or being deemed to beneficially own or control, more than 9.9% of the total outstanding Ordinary Shares or other voting securities of the Company, (b) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving Company, (c) a sale or transfer of a material amount of assets of the Company, (d) any change in the present board of directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any existing vacancies on the board, (e) any material change in the present capitalization or dividend policy of the Company, (f) any other material change in the Company’s business or corporate structure, including but not limited to, if the Company is a registered closed-end investment company, any plans or proposals to make any changes in its investment policy for which a vote is required by Section 13 of the Investment Company Act of 1940, (g) changes in the Company’s charter, bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any Person, (h) causing a class of securities of the Company to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (i) a class of equity securities of the Company becoming eligible for termination of registration pursuant  to Section 12(g)(4) of the Act, or (j) any action, intention, plan or arrangement similar to any of those enumerated above, or (ii) request the Company or its directors, officers, employees, agents or representatives to amend or waive any provision of this Section 1(h); provided, however, that notwithstanding anything to the contrary contain in clauses (i) and (ii) above, Holder may vote any Ordinary Shares owned or controlled by it, solicit any proxies, or seek to advise or influence any Person with respect to any voting securities of the Company. Holder may only exercise this Warrant for a cash exercise price if the trading price at the time of exercise is greater than the then applicable Exercise Price.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 4, if the Company, at any time on or after the date of the Securities Purchase Agreement, (i) pays a stock dividend on one or more classes of its then outstanding Ordinary Shares or otherwise makes a distribution on any class of capital stock that is payable in Ordinary Shares, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding Ordinary Shares into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding Ordinary Shares into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Adjustment Upon Issuance of Ordinary Shares. If, during the Restricted Period (as defined in the Securities Purchase Agreement), the Company effects an Additional Issuance (as defined in the Securities Purchase Agreement), or in accordance with this Section 2 is deemed to have effected an Additional Issuance, any Ordinary Shares (including the issuance or sale of Ordinary Shares owned or held by or for the account of the Company) issued or sold or deemed to have been issued or sold) for a consideration per share (the “New Issuance Price”) less than a price equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced (and in no event increased) to such lower price per share of the New Issue Price, but in no event less than $0.01 per Ordinary Share (as adjusted for stock splits, stock dividends, reclassifications, reorganizations or other similar transactions); provided, that if such issuance or sale (or deemed issuance or sale) was without consideration, then the Company shall be deemed to have received $0.01 for each such share so issued or deemed to be issued. For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 2(b)), the following shall be applicable:

(i) Issuance of Options. If, during the Restricted Period, the Company in any manner grants or sells any Options and the lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such Ordinary Share shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(b)(i), the “lowest price per share for which one Ordinary Share is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (A) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Ordinary Share upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option minus (B) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If, during the Restricted Period, the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such Ordinary Shares shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(b)(ii), the “lowest price per share for which one Ordinary Share is issuable upon the conversion, exercise or exchange thereof” shall be equal to (A) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Ordinary Share upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security minus (B) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Ordinary Shares upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(b), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If, during the Restricted Period, the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Ordinary Shares increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(b)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Ordinary Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

(iv) Calculation of Consideration Received. If, during the Restricted Period, any Option or Convertible Security is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company, together comprising one integrated transaction, (A) such Option or Convertible Security (as applicable) will be deemed to have been issued for consideration equal to the Black Scholes Consideration Value thereof and (B) the other securities issued or sold or deemed to have been issued or sold in such integrated transaction shall be deemed to have been issued for consideration equal to the difference of (1) the aggregate consideration received by the Company, minus (2) the Black Scholes Consideration Value of each such Option or Convertible Security (as applicable). If any Ordinary Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any Ordinary Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any Ordinary Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Ordinary Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(c) Record Date. If, during the Restricted Period, the Company takes a record of the holders of Ordinary Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Ordinary Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Ordinary Shares, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Ordinary Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(d) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest 1/10000th of cent and the nearest 1/100th of a share, as applicable. The number of Ordinary Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Ordinary Shares.

(e) Other Events. In the event that the Company shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Exercise Price and the number of Warrant Shares (if applicable) so as to protect the rights of the Holder, provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2, provided further that if the Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by the Company.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, indebtedness, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, other than a distribution of Ordinary Shares covered by Section 2(a)) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, provision shall be made so that upon exercise of this Warrant, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distributions would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or the beneficial ownership of any such Ordinary Shares as a result of such Distribution to such extent) and such Distribution to such extent shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents related to this Warrant in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder, including agreements confirming the obligations of the Successor Entity as set forth in this paragraph (b) and (c) and elsewhere in this Warrant and an obligation to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the Ordinary Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Ordinary Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Notwithstanding the foregoing, at the election of the Holder upon exercise of this Warrant following a Fundamental Transaction, the Successor Entity shall deliver to the Holder, in lieu of the Ordinary Shares (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Fundamental Transaction, such Ordinary Shares (or its equivalent) of the Successor Entity (including its Parent Entity), or other securities, cash, assets or other property, which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction; provided, however, that such amount of reserved Ordinary Shares shall be limited by the Maximum Percentage of Ordinary Shares as set forth in Section 1(f).

(c) Black Scholes Value – FT. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of the Holder delivered at any time commencing on the earliest to occur of (i) the public disclosure of any Fundamental Transaction, (ii) the consummation of any Fundamental Transaction and (iii) the Holder first becoming aware of any Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Fundamental Transaction by the Company pursuant to a Current Report on Form 6-K with the SEC, the Company or the Successor Entity, at the election of the Holder, shall purchase this Warrant from the Holder on the date of the consummation of such Fundamental Transaction by paying to the Holder cash in an amount equal to the Black Scholes Value – FT.

(d) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and shall be applied as if this Warrant (and any such subsequent warrants issued hereunder) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the exercise of the SPA Warrants, the maximum number of Ordinary Shares as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding; provided, however, that such amount of reserved Ordinary Shares shall be limited by the Maximum Percentage of Ordinary Shares as set forth in Section 1(f).

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, provide to the Company an opinion of counsel selected by the Holder and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional Ordinary Share shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of Ordinary Shares underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) as soon as practicable upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s) and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities, indebtedness, or other property pro rata to holders of Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information (to the extent it constitutes, or contains, material, non-public information regarding the Company shall be made known to the public prior to or in conjunction with such notice being provided to the Holder and (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder (whether under this Section 8 or otherwise) constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the SEC (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 6-K. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. The Holder shall be entitled, at its option, to the benefit of any amendment of any other similar warrant issued under the Securities Purchase Agreement. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price, the Closing Bid Price, the Bid Price or fair market value or the arithmetic calculation of the Warrant Shares (as the case may be), the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations (as the case may be) via facsimile (i) within two (2) Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder or the Company (as the case may be) learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation (as the case may be) of the Exercise Price, the Closing Sale Price, the Closing Bid Price, the Bid Price or fair market value or the number of Warrant Shares (as the case may be) within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed arithmetic calculation of the Warrant Shares, the disputed determination of the Exercise Price, the Closing Sale Price, the Closing Bid Price, the Bid Price or fair market value (as the case may be) to an independent, reputable investment bank selected by the Holder, with the consent of the Company (which may not be unreasonably withheld, conditioned or delayed), or (b) if acceptable to the Holder, the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations (as the case may be) and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error. The fees and expenses of such investment bank or accountant shall be borne by the parties in the same proportion as the respective amounts by which the investment bank’s or accountant’s determination differs from such party’s calculation.

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bid Price” means, for any security as of the particular time of determination, the bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg as of such time of determination, or if the foregoing does not apply, the bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg as of such time of determination, or, if no bid price is reported for such security by Bloomberg as of such time of determination, the average of the bid prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC) as of such time of determination. If the Bid Price cannot be calculated for a security as of the particular time of determination on any of the foregoing bases, the Bid Price of such security as of such time of determination shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(b) “Black Scholes Value” means the Black Scholes value of an option for one Ordinary Share at the date of the applicable Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Closing Sale Price of the Ordinary Shares as of two Trading Days immediately preceding the Closing Date, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the Warrant of five (5) years (regardless of the actual remaining term of the Warrant).

(c) “Black Scholes Value – FT” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (A) the highest Closing Sale Price of the Ordinary Shares during the period beginning on the Trading Day immediately preceding the earliest to occur of (1) the public disclosure of the applicable Fundamental Transaction, (2) the consummation of the applicable Fundamental Transaction and (3) the date on which the Holder first became aware of the applicable Fundamental Transaction and ending on the Trading Day of the Holder’s request pursuant to Section 4(c) and (B) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (A) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c) and (B) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c) if such request is prior to the date of the consummation of the applicable Fundamental Transaction and (iv) an expected volatility equal to the greater of 135% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction, (B) the consummation of the applicable Fundamental Transaction and (C) the date on which the Holder first became aware of the applicable Fundamental Transaction.

(d) “Bloomberg” means Bloomberg, L.P.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(f) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and the last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the average of the bid prices, or the ask prices, respectively, of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(g) “Convertible Securities” means any capital stock or other security of the Company that is at any time and under any circumstances directly or indirectly convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Ordinary Shares).

(h) “Eligible Market” means the New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.

(i) “Expiration Date” means the date that is [    ], 2026 or, if such date falls on a day other than a Business Day or on which trading does not take place on the principal securities exchange or trading market where the Ordinary Shares is listed (a “Holiday”), the next date that is not a Holiday.

(j) “Fundamental Transaction” means that (i) the Company shall, directly or indirectly, in one or more related transactions, (1) consolidate or merge with or into (whether or not the Company is the surviving entity) any other Person unless the shareholders of the Company immediately prior to such consolidation or merger continue to hold more than 50% of the outstanding shares of Voting Stock after such consolidation or merger, or (2) sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other Person, in connection with which the Company is dissolved, or (3) allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Voting Stock of the Company; provide however that a Fundamental Transaction shall not include the Merger.

(k) “Options” means any rights, warrants or options to subscribe for or purchase Ordinary Shares or Convertible Securities.

(l) “Ordinary Shares” means the Ordinary shares, no par value, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Ordinary Shares).

(m) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(o) “Principal Market” means the Nasdaq Capital Market.

(p) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(q) “Trading Day” means, as applicable, (x) with respect to all price determinations relating to the Ordinary Shares, any day on which the Ordinary Shares is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Ordinary Shares, the on the principal securities exchange or securities market on which the Ordinary Shares is then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Ordinary Shares, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(r) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(s) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the three highest closing bid prices and the three lowest closing ask prices of all of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Ordinary Shares to be duly executed as of the Issuance Date set out above.

BORQS TECHNOLOGIES, INC.

By:
Name:	Pat Sek Yuen Chan
Title:	Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE ORDINARY SHARES

BORQS TECHNOLOGIES, INC.

The undersigned holder hereby exercises the right to purchase _________________ shares of the Ordinary Shares (“Warrant Shares”) of Borqs Technologies, Inc., a company incorporated in the British Virgin Islands (the “Company”), evidenced by Warrant to Purchase Ordinary Shares No. _______ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or

____________ a “Cashless Exercise” with respect to _______________ Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares, the Holder represents and warrants that ____________ Ordinary Shares are to be delivered pursuant to such Cashless Exercise, as further specified in Annex A to this Exercise Notice.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares, the Holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares and Net Number of Ordinary Shares. The Company shall deliver to Holder, or its designee or agent as specified below, __________ Ordinary Shares in respect of the exercise contemplated hereby. Delivery shall be made to Holder, or for its benefit, to the following address:

_______________________

_______________________

_______________________

_______________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

Account Number:__________________________________________________

(if electronic book entry transfer)

Transaction Code Number:____________________________________________

(if electronic book entry transfer)

ANNEX A TO EXERCISE NOTICE

CASHLESS EXERCISE EXCHANGE CALCULATION

TO BE FILLED IN BY THE REGISTERED HOLDER TO EXCHANGE THE

WARRANT TO PURCHASE Ordinary Shares IN A CASHLESS EXERCISE
PURSUANT TO SECTION 1(d) OF THE WARRANT

Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

[    ] Net Number = (A x B)/C = ________________ Ordinary Shares

OR

[    ] Net Number = (C - D) x A / C

For purposes of the foregoing formula:

A= the total number of shares with respect to which the Warrant is then being exercised = _________________.

B= Black Scholes Value (as defined in Section 16 of the Warrant) = ______________.

C= the Closing Bid Price of the Ordinary Shares as of two (2) Trading Days prior to the time of such exercise (as such Closing Bid Price is defined in Section 16 of the Warrant) = ______________.

D= the Exercise Price, as adjusted hereunder = ___________.

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

EXHIBIT B

ACKNOWLEDGMENT

The Company hereby acknowledges this Exercise Notice and hereby directs ______________ to issue the above indicated number of Ordinary Shares in accordance with the Transfer Agent Instructions dated _________, 20__, from the Company and acknowledged and agreed to by _______________.

BORQS TECHNOLOGIES, INC.

By:
Name:
Title: